ESCROW AGREEMENT



     THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into effective as of this _____ day of __________, 1998, by and among OAK TECHNOLOGY, INC. ("Oak"), DANIEL J. ALLEN, ADAM L. CARLEY, ANTHONY D. D'AMELIO, JOSEPH L. KATZ and VINCENT J. SPOTO (each a "Stockholder Representative" and collectively, the "Stockholder Representatives") and STATE STREET BANK AND TRUST COMPANY (the "Escrow Agent"), and the Exchange Agent, with respect to the duties of the Exchange Agent described in
Section 4 of this Escrow Agreement.

                         				 R E C I T A L S

     This Escrow Agreement is being entered into in accordance with the provisions of that certain Plan of Reorganization and Agreement of Merger dated as of January ____, 1998 (the "Plan of Reorganization"), by and among Oak, Pixel Magic, Inc., OTI Acquisition Corporation, Xerographic Laser Images Corporation ("XLI") and certain stockholders of XLI. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Plan of Reorganization.

     NOW, THEREFORE, in consideration of the mutual agreements set forth below and in the Plan of Reorganization, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                         				A G R E E M E N T

1. Appointment of Stockholder Representatives. XLI, with the approval of the required affirmative vote of the stockholders of XLI entitled to vote on the Plan of Reorganization, irrevocably nominated, constituted and appointed the Stockholder Representatives, and each of them, as the agent and true and lawful attorney-in-fact of the stockholders of XLI, to act in the name, place and stead of the stockholders of XLI and any holders of options, warrants or other rights to acquire the capital stock of XLI (collectively, the "XLI Stockholders") for purposes of executing any documents and taking any actions that said Stockholder Representatives may in their sole discretion determine to be necessary or desirable in connection with this Escrow Agreement or any of the transactions contemplated hereby, and each of said Stockholder Representatives has accepted said appointment. Pursuant to the Plan of Reorganization, the Stockholder Representatives are granted full authority to execute, deliver, acknowledge, certify and file on behalf of the XLI Stockholders (in the name of any or all of the XLI Stockholders or otherwise) any and all documents which the Stockholder Representatives may in their sole discretion determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Stockholder Representatives may in their sole discretion determine to be appropriate, including without limitation amendments to this Escrow Agreement, amendments to any agreements, instruments or other documents executed in connection with this Escrow Agreement, documents relating to this Escrow Agreement (including escrow instructions) and other documents which may be required to be executed, delivered, acknowledged or certified in connection with any of the foregoing documents. Oak, the Escrow Agent and the Exchange Agent shall be entitled to deal exclusively with the Stockholder Representatives on all matters relating to this Escrow Agreement, including without limitation any notice to, or any consent, approval or action to be given or taken by, any XLI Stockholder, and any amount to be distributed or paid to any XLI Stockholder or any holder of an XLI Warrant. Oak, the Escrow Agent and the Exchange Agent shall be entitled to rely on any action taken by the Stockholder Representatives with respect to this Escrow Agreement or any of the transactions contemplated hereby as being fully binding on the XLI Stockholders, and any action of the Stockholder Representatives shall fully bind the XLI Stockholders provided that such action is taken in accordance with the provisions of Section 6 of this Agreement. The agency and power of attorney granted in this Section 1 shall not be affected by the subsequent incapacity of any XLI Stockholder. If for any reason there is only one Stockholder Representative at any time, then, so long as there is only one Stockholder Representative, such references herein to the Stockholder Representatives shall mean such Stockholder Representative.


2. Plan of Reorganization. The Escrow Agent hereby acknowledges receipt of a copy of the Plan of Reorganization, but except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Plan of Reorganization.

3.   Funds Placed Into Escrow.

     3.1 Merger Cash Funds. Pursuant to the Plan of Reorganization, including Section 2.5.2.2 thereof, Oak shall deliver to the Escrow Agent not later than one business day following the Effective Date, by wire transfer of funds, an amount equal to Merger Cash, multiplied by the total number of shares of XLI Common Stock purchasable under the Private Warrants outstanding at the Effective Time, which aggregate amount together with interest earned thereon (collectively, the "Merger Cash Funds") is to be held by the Escrow Agent and released in accordance with the provisions of this Escrow Agreement.

     3.2 Contingent Cash Funds. Commencing with the calendar quarter ending March 31, 1998 and terminating with the calendar quarter ending
March 31, 1999, Oak shall deliver to the Escrow Agent an amount equal to the amount of Contingent Cash, if any, due by Oak for each such calendar quarter under Section 2 of the Plan of Reorganization (subject to any adjustments provided for in Sections 9 and 10 of the Plan of Reorganization). Thereafter, pursuant to the Plan of Reorganization, including Section 2.6.1.2 thereof, Oak shall deliver to the Escrow Agent an amount equal to the amount of Contingent Cash, if any, due by Oak for any calendar quarter under
Section 2 of the Plan of Reorganization, multiplied by the total number of shares of XLI Common Stock purchasable under the Private Warrants outstanding at the end of such calendar quarter. The Contingent Cash amount for any calendar quarter shall be delivered by Oak to the Escrow Agent5) days after the end of such calendar quarter, provided, however, that the Contingent
Cash amount, if any, due for the calendar quarter ended March 31, 1999 shall be delivered by Oak to the Escrow Agent within thirty (30) days after the end of such calendar quarter. All such Contingent Cash amounts delivered to the Escrow Agent pursuant to this Section 3.2, together with interest earned thereon (collectively, the "Contingent Cash Funds"), shall be held by the Escrow Agent and released in accordance with the provisions of this Escrow Agreement.

     3.3 Escrow Account; Investment of Escrowed Funds. The Escrow Agent shall open an account in the name of "Oak Technology, Inc./Xerographic Laser Images Escrow Fund" (the "Account"), and, pending disposition of the Merger Cash Funds and the Contingent Cash Funds (collectively, the "Escrowed Funds") in accordance with this Escrow Agreement, the Escrow Agent shall invest the Escrowed Funds as the Stockholder Representatives shall direct. The Escrowed Funds may, at the direction of the Stockholder Representatives, be invested by the Escrow Agent in (a) any obligation issued or guaranteed by, or backed by the full faith and credit of, the United States of America (including any certificates or any other evidence of an ownership interest in any such obligation or in specified portions thereof, which may consist of specified portions of the principal thereof or the interest thereon),
(b) certificates of deposit secured at all times by direct obligations of the United States of America or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America,
(c) deposit accounts in, money market deposits or certificates of deposit issued by, and bankers' acceptances of, any bank, trust company or national banking association which is a member of the Federal Reserve
System (which may include the Escrow Agent and which may include an SSgA money market account), having capital stock and surplus aggregating not less than Fifty Million Dollars ($50,000,000), which are fully insured by the Federal Deposit Insurance Corporation, (d) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to the authority granted by the Congress of the United States, (e) commercial paper rated Prime-1 or A-1 by Moody's or Standard & Poors ("S&P"), or (f) obligations rated not less than "A" or equivalent by Moody's or S&P issued or guaranteed by any state of the United States or the District of Columbia, or any political subdivision of any such state or District, or obligations of a public housing authority fully secured by contracts with the United States. In no event shall Oak or the Escrow Agent have any liability under this Escrow Agreement for investment losses incurred on any investment or reinvestment made in accordance with the terms of this Escrow Agreement.

     3.4 Tax Reporting; Withholding. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrowed Funds shall be allocable to Oak. Oak agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrowed Funds is credited to such Escrowed Funds. The parties hereto understand that, in the event Oak's tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrowed Funds. Oak hereby agrees to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrowed Funds under this Escrow Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties, governmental charges and other expenses (including reasonable legal fees and expenses) that may be assessed against or may be incurred by the Escrow Agent in connection with the making of any such payments. Oak and the Stockholder Representatives undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Escrow Agreement; provided, however, that instructions with respect to the matters addressed by this Section 3.4 shall be required only in the event of a change in the terms set forth in this Section 3.4.

     3.5 Indemnity of Escrow Agent. Oak covenants and agrees to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Escrow Agreement or with the administration of its duties hereunder, including but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any such claim or liability, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. Except in the case of the Escrow Agent's gross negligence, bad faith or willful misconduct, the Escrow Agent shall not be liable for indirect, punitive, special or consequential damages. The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book entry depository employed by the Escrow Agent than any such book entry depository has to the Escrow Agent, provided such book entry depository is liable in the case of such book entry depository's gross negligence, bad faith or willful misconduct, except to the extent that such action or omission of any book entry depository was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

4. Release of Escrowed Funds. The Escrow Agent shall release the Escrowed Funds as described in this Section 4, subject to the terms and conditions of this Escrow Agreement. Determinations by the Escrow Agent or the Exchange Agent of the Exercise Price Amount (which term is defined in Section 4.2 below) due in connection with any XLI Warrant exercise pursuant to
Section 4.2 of this Escrow Agreement, and determinations by the Escrow
Agent of the per share amount of Merger Cash and the per share amount of Contingent Cash payable by the Escrow Holder under this Escrow Agreement, shall be based on the information provided to the Escrow Agent by the Stockholder Representatives and Oak, respectively, pursuant to Section 4.4 of this Escrow Agreement. Determinations by the Escrow Agent of the XLI Stockholders (including any holders of XLI Warrants who exercised such XLI Warrants pursuant to Section 4.2 of this Escrow Agreement) entitled to distributions of Escrowed Funds under this Escrow Agreement shall be based on the information provided to the Escrow Agent by the Exchange Agent.
The Escrow Agent agrees to provide at least ten (10) days prior written notice to the Exchange Agent, the Stockholder Representatives and Oak of any release of Escrowed Funds pursuant to Sections 4.1, 4.2 or 4.3 of this Escrow Agreement, which notice shall include a description of the calculations and allocations made by the Escrow Agent in connection with such release of Escrowed Funds. Any objection by Oak or the Stockholder Representatives to such calculations or allocations must be delivered in writing to the Escrow Agent, with a copy to the other party or parties hereto, within five (5) days following delivery by the Escrow Agent of such notice.

     4.1 Initial Escrow Distribution. Subject to the provisions of the immediately preceding paragraph, not later than fifteen (15) calendar days following delivery to the Escrow Agent of the amount, if any, of Contingent Cash payable by Oak for the calendar quarter ended March 31, 1999, the Escrow Agent shall deliver to the Exchange Agent, for distribution to the XLI Stockholders, the Escrowed Funds then held by the Escrow Agent, less the sum of (i) Merger Cash Funds held in escrow with respect to any Private Warrant that has not been exercised prior to March 31, 1999 and has not otherwise terminated ("Unexpired Private Warrant"), (ii) Contingent Cash Funds held in escrow with respect to any Unexpired Private Warrant and
(iii) any Exercise Price Amount then held in escrow under Section 4.2 below (the "Initial Distribution Amount"). For purposes of calculating the amount to be withheld from the Initial Distribution Amount, the Escrow Agent may rely upon written instructions furnished to the Escrow Agent by the Exchange Agent, by no later than April 5, 1999, identifying the Unexpired Private Warrants outstanding at March 31, 1999, and the amounts of Merger Cash and Contingent Cash payable with respect to such Unexpired Private Warrants. Any interest earned on the Escrowed Funds that is otherwise allocable to the funds required to be retained in escrow by the Escrow Agent under this Section 4.1 shall be distributed to the XLI Stockholders of record at March 31, 1999 (including any holders of XLI Warrants who exercised such XLI Warrants prior to March 31, 1999) as part of the Initial Distribution Amount. The Initial Distribution Amount shall be distributed by the Exchange Agent in accordance with the provisions of the Exchange Agreement and shall be allocated pro rata to (a) all outstanding shares of XLI Common Stock held by XLI Stockholders at the Effective Time (excluding any shares of XLI Common Stock into which outstanding shares of XLI Preferred Stock were convertible at the Effective
Time), (b) all outstanding shares of XLI Preferred Stock held by XLI Stockholders at the Effective Time, on an as converted basis, and (c) all shares of XLI Common Stock (including shares of XLI Common Stock into which shares of XLI Preferred Stock, that were issued upon exercise of the Underwriter's Warrant, were converted) attributable to XLI Warrants exercised after the Effective Time and prior to March 31, 1999.

     4.2 Upon Exercise of XLI Warrants. Promptly following delivery to the Exchange Agent of documentation evidencing exercise of any XLI Warrant, in form and substance reasonably acceptable to the Exchange Agent, and receipt by the Exchange Agent of the exercise price per share payable in connection with the exercise of such XLI Warrant (the "Exercise Price Amount"), the Exchange Agent shall deliver to the holder of such XLI Warrant the sum of Merger Cash and Contingent Cash per share of XLI
Common Stock (including shares of XLI Common Stock into which shares of XLI Preferred Stock have been converted) for which the Exercise Price Amount has been paid to the Exchange Agent. Merger Cash payable to the holder of a Private Warrant under this Section 4.2 shall be paid to the holder of such Private Warrant from the Merger Cash Funds delivered to the Escrow Agent by Oak pursuant to Section 3.1 of this Escrow Agreement, which funds shall be delivered to the Exchange Agent by the Escrow Agent. Merger Cash payable to the holder of any XLI Warrant, other than a Private Warrant, shall be paid by the Exchange Agent to the holder of such XLI Warrant from the Exercise Price Amount delivered by the holder of such XLI Warrant to the Exchange Agent pursuant to this Section 4.2. Contingent Cash payable to the holder of any XLI Warrant (including any Private Warrant), who exercises such XLI Warrant (including any Private Warrant) prior to March 31, 1999, shall be paid by the Escrow Agent, for the period commencing on January 1, 1998 and ending on March 31, 1999, in accordance with the provisions of Section 4.1 of this Escrow Agreement. Contingent Cash payable to the holder of any Private Warrant, who exercises such Private Warrant subsequent to March 31, 1999, shall be paid to the holder of such Private Warrant from the Contingent Cash Funds retained in escrow by the Escrow Agent pursuant to Section 4.1 of this Escrow Agreement and Contingent Cash Funds delivered by Oak to the Escrow Agent pursuant to
Section 3.2 of the Escrow Agreement subsequent to June 30, 1999 and prior to delivery by Oak to the Exchange Agent of any Contingent Cash Funds due for the calendar quarter in which the exercise of such Private Warrant occurs. Any Contingent Cash Funds payable by the Escrow Agent pursuant to the immediately preceding sentence shall be delivered by the Escrow Agent to the Exchange Agent for distribution to such holders of Private Warrants. Net exercises of XLI Warrants shall not be permitted, and no XLI Warrant shall be exercisable for shares of the capital stock of XLI or of Oak or any Oak Subsidiary, including, without limitation, Pixel Magic, Inc. Within five (5) business days following receipt by the Exchange Agent of the Exercise Price Amount, the Exchange Agent shall deliver to Oak the Exercise Price Amount, net of any amount of Merger
Cash paid by the Exchange Agent to the holder of an XLI Warrant, other than a Private Warrant, from such Exercise Price Amount in accordance with the provisions of this Section 4.2. The Exchange Agent shall provide written notice to Oak and to the Stockholder Representatives of any exercise of an XLI Warrant, including the number of shares of XLI Common Stock (including shares of XLI Common Stock into which shares of XLI Preferred Stock were converted), date of exercise of such XLI Warrant, the Exercise Price Amount covered by such XLI Warrant exercise and the amount of the Exercise Price Amount, if any, utilized to pay Merger Cash pursuant to this Section 4.2. Such notice shall also indicate whether any shares of XLI Stock remain available for purchase under such XLI Warrant.

     4.3 Upon Termination of Escrow Agreement. Upon termination of this Escrow Agreement (which shall occur upon expiration or exercise of all rights to purchase shares of XLI Stock under the XLI Warrants, including the Private Warrants), all Escrowed Funds, if any, remaining in escrow upon termination of this Escrow Agreement shall be paid out within fifteen (15) business days following the termination of this Escrow Agreement. Such amount shall be delivered by the Escrow Agent to the Exchange Agent for distribution to the XLI Stockholders, and shall be allocated in accordance with Section 4.1 of this Agreement as though it were an Initial Escrow Distribution.

     4.4   Delivery of Information to Escrow Agent.

	   4.4.1 Determination of Merger Cash and Contingent Cash Amounts. Within one business day following the Effective Date, Oak and the Stockholder Representatives shall provide joint written notice to the Escrow Agent of the date which is the Effective Date and the per share determination of Merger Cash, as calculated in accordance with the provisions of Section 2.4.3 of the Plan of Reorganization. Within forty-five (45) days after the close of each calendar quarter, Oak and the Stockholder Representatives shall provide joint written notice to the Escrow Agent of the per share determination of Contingent Cash as of the end of such calendar quarter, calculated in accordance with the provisions of Section 2.4.4 of the Plan of Reorganization. Oak and the Stockholder Representatives agree to provide to the Escrow Agent such other Merger Cash and Contingent Cash calculations as are required by the Escrow Agent in order to fulfill its duties hereunder.

	   4.4.2 List of XLI Stockholders and Holders of XLI Warrants. Within one business day following the Effective Date, the Stockholder Representatives shall deliver or cause to be delivered to the Escrow Agent, with a copy to Oak: (i) a list of the names, addresses and number of shares of XLI Stock held by all XLI Stockholders at the Effective Time, which list shall include the names of Dissenting Stockholders and the number of shares of XLI Stock held by any Dissenting Stockholder, and shall also include for each holder of XLI Preferred Stock the number of shares of XLI Common Stock into which shares of XLI Preferred Stock were convertible at the Effective Time, including shares of XLI Preferred
Stock held by any Dissenting Stockholder; and (ii) a list of the names and addresses of all holders of XLI Warrants outstanding at the Effective
Time, which list shall include the number of shares of XLI Common Stock into which each such XLI Warrant is convertible upon exercise of such XLI Warrant, including shares of XLI Common Stock into which shares of XLI Preferred Stock are convertible, the Exercise Price Amount payable by the holder of such XLI Warrant and the date of expiration of such XLI Warrant. Without limiting the generality of the foregoing, the list of XLI Warrants outstanding at the Effective Time shall indicate by individual holder the type or types of XLI Warrants held by such holder, with the information required by clause (ii) above presented separately for each XLI Warrant. The Stockholder Representatives agree to provide to the Escrow Agent, with a copy to Oak, such other information regarding the capital stock of XLI, including any XLI Warrants, issued and outstanding, at the Effective Time.

	   4.4.3 Notice of Expiration of XLI Warrants. Within ten (10) business days prior to the expiration of all rights to purchase shares of XLI Stock under the Class A Warrants, or the Underwriter's Warrant, or the Private 1995 Warrants or the Private 1996 Warrants, the Stockholder Representatives shall deliver notice of same to the Escrow Agent, the Exchange Agent and Oak.

     4.5   Delivery of Information by Exchange Agent.

	   4.5.1 Letter of Instruction. As soon as practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of an XLI Warrant instructions for use in effecting the exercise of any XLI Warrant. Oak and the Stockholder Representatives shall cooperate with the Exchange Agent in furnishing such instructions.

	   4.5.2 Notice of Exercise of XLI Warrant. Within five (5) business days following the exercise of any XLI Warrant and payment of the Exercise Price Amount therefor, pursuant to and in accordance with the provisions of this Escrow Agreement, the Exchange Agent shall provide written notice to the Escrow Agent of the name and address of any holder of XLI Warrants who exercised XLI Warrants subsequent to the Effective Time of the Merger, which list shall include the number of shares of XLI Common Stock (including shares of XLI Common Stock into which shares of XLI Preferred Stock were converted) covered by the exercise of such XLI Warrant. Written notice of any such XLI Warrant exercise shall be delivered by the Exchange Agent to Oak and the Stockholder Representatives pursuant to and in accordance with Section 4.2 of this Escrow Agreement.

     4.6 Lost, Stolen or Destroyed XLI Warrants. In the event any XLI Warrant shall have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming such XLI Warrant to be lost, stolen or destroyed, and upon delivery of a bond in such sum as the Exchange Agent may reasonably direct, as indemnity against any claim that may be made against the Exchange Agent with respect to the XLI Warrant alleged to have been lost, the Exchange Agent or the Escrow Agent, as the case may be, will issue, upon receipt by the Exchange Agent of the Exercise Price Amount payable in connection with the exercise of such XLI Warrant, the consideration as provided in this Section 4 in exchange for such lost, stolen or destroyed XLI Warrant.

     4.7 Abandoned Property. Notwithstanding anything to the contrary contained in this Section 4 or elsewhere in this Escrow Agreement, neither the Escrow Agent nor any other party to this Escrow Agreement shall be liable to any holder of the capital stock of XLI, including any holder of an XLI Warrant who has exercised all or a portion of such XLI Warrant, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

5. Duties of the Escrow Agent. It is agreed that the duties of the Escrow Agent are only those specifically provided herein, which are purely ministerial in nature. The Escrow Agent shall have no responsibility with respect to the Escrowed Funds other than to follow the instructions contained herein. The Escrow Agent shall incur no liability in connection with this Escrow Agreement except for gross negligence, misconduct or bad faith in the performance of its duties hereunder. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against the Escrow Agent with respect to the subject matter of this Escrow Agreement unless requested to do so by one or more of the parties hereto and indemnified by the requesting party to the Escrow Agent's satisfaction. If any action is threatened or instituted against the Escrow Agent, the Escrow Agent may interplead the parties hereto and may deposit the subject matter of this Escrow Agreement into court, and in such event the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under this Escrow Agreement. The Escrow Agent may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof. The Escrow
Agent may also consult counsel satisfactory to it, including in-house counsel, and may reasonably rely on the advice of such counsel, provided the Escrow Agent acts in good faith and in accordance with the advice of such counsel, and provided further that the Escrow has no independent knowledge of any material error or omission in such advice. The Escrow Agent shall not be required to institute legal proceedings of any kind. Without limiting the generality of the preceding sentence, if there is any controversy in connection with the Escrowed Funds or any question as to the construction of this Escrow Agreement or any action to be taken by the Escrow Agent, the Escrow Agent shall not be required to resolve the controversy or take any action in connection therewith and may await the settlement of any such controversy by final legal proceedings or otherwise as the Escrow Agent may require. The Escrow Agent may resign and be discharged from its duties hereunder by giving not less than forty-five (45) days prior written notice of such resignation to Oak and the Stockholder Representatives, which notice shall specify the date when such resignation of such Escrow Agent shall take effect. Prior to the effective date of the resignation as specified in such notice, Oak will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrowed Funds to a bank or trust company that it selects as successor to the Escrow Agent hereunder, subject to the reasonable consent of the Stockholder Representatives. If, however, Oak shall fail to name such a successor escrow agent within thirty
(30) days after the notice of resignation from the Escrow Agent, the Stockholder Representatives shall be entitled to name such successor escrow agent. If no successor escrow agent is named by Oak or the Stockholder Representatives, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.
Any successor escrow agent appointed in accordance with the foregoing procedures shall succeed as the Escrow Agent hereunder and Oak and the Stockholder Representatives hereby consent to and approve such successor.

6. Actions and Instructions of Stockholder Representatives. Any action required to be taken, or notice or instructions required to be given, to the Escrow Agent, the Exchange Agent or Oak under this Escrow Agreement may be taken or given by a majority of the Stockholder Representatives; provided, however, that less than a majority of the Stockholder Representatives may take such action or give such notice or instructions upon delivery to the Escrow Agent, the Exchange Agent and Oak of a notice signed by a majority of the Stockholder Representatives stating that any action may be taken and any notice or instructions may be given to the Escrow Agent, the Exchange Agent and Oak by the number of Stockholder Representatives specified in such notice. If for any reason there is only one Stockholder Representative at any time, then the Escrow Agent, the Exchange Agent and Oak shall be entitled to rely on any action taken by, or notice or instructions given by, such Stockholder Representative. Written notice of any resignation or removal of a Stockholder Representative, or any appointment of a successor Stockholder Representative, shall be promptly provided to the Escrow Agent, the Exchange Agent and Oak.

7.   Miscellaneous.

     7.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the Commonwealth of Massachusetts (irrespective of its choice of law principles) shall govern the validity of this Escrow Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereto hereby absolutely and irrevocably consent and submit to the jurisdiction of the court in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against them by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties hereto hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such parties at their respective addresses in accordance with the provisions hereof.

     7.2 Other Provisions. This Escrow Agreement is binding upon and inures to the benefit of the successors and assigns of the parties hereto. This Escrow Agreement and the Plan of Reorganization, the exhibits and schedules hereto and thereto, including the Exchange Agreement, and the documents referenced herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties hereto and thereto. This Escrow Agreement may only be amended or observance of any terms of this Escrow Agreement may be waived only by a writing signed by the party to be bound thereby.

     7.3 Notices. Whenever any party hereto desires or is required to give any notice, demand or request with respect to this agreement, each such communication shall be in writing and shall be given or made by, telecopy, telegraph, cable, mail or other delivery and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the addresses specified below:



     If to Oak:                Oak Technology, Inc.
                     			       139 Kifer Court
			                            Sunnyvale, CA  94086
			                            Attn:  Shawn M. Soderberg, General Counsel
			                            Telecopier:  (408) 774-5337

     With a copy to:           Tomlinson Zisko Morosoli & Maser LLP
                     			       200 Page Mill Road, Second Floor
			                            Palo Alto, CA  94306
			                            Attn:  Timothy Tomlinson, Esq.
			                            Telecopier:  (650) 324-1808

     If to the Stockholder     c/o Xerographic Laser Images
    	  Representatives:        101 Billerica Avenue
			                            5 Billerica Park
			                            North Billerica, MA  01862
			                            Attn:  Mr. Anthony D. D'Amelio
			                            Telecopier:  (978) 670-8835

     With a copy to:           Warner & Stackpole LLP
                     			       75 State Street
			                            Boston, MA 02109
			                            Attn:  Michael A. Hickey, Esq.
			                            Telecopier:  (617) 951-9151

     If to the Escrow Agent:   State Street Bank and Trust Company
                     			       Two International Place
			                            Boston, MA  02110
			                            Attn:  Corporate Trust Division
			                            Mr. Scott Knox
			                            Telecopier:  (617) 664-5365

     If to the Exchange Agent: State Street Bank and Trust Company
                     			       150 Royal Street
			                            Mail Stop 45-02-71
			                            Canton, MA  02021
			                            Attn:  Mr. Joe McDavitt
			                            Telecopier:  (617) 575-2500

     Except as may be otherwise provided elsewhere in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier with verified receipt by the receiving telecopier, when delivered to the telegraph or cable office, when personally delivered, or in the case of a mailed notice, five (5) days after being deposited in the United States certified or registered mail, postage prepaid. Any party may change its address for such communications by giving notice thereof to the other parties in conformance with this Section 7.3 (Notices).

     7.4 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party, to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Escrow Agreement.

     7.5 Severability. If any provision of this Escrow Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Escrow Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Escrow Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     7.6 Remedies Cumulative. All rights and remedies of the parties under this Escrow Agreement are cumulative and are in addition to and shall not be deemed to exclude any other right or remedy allowed by law and all rights and remedies may be exercised concurrently.

     7.7 Non-Waiver. No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party at any time or times in respect of any provision contained in this Escrow Agreement shall operate as a waiver of that party's rights under this Escrow Agreement in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of that party in respect of any such continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by anything done or omitted to be done by the party having those rights.

     7.8 Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     7.9 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Escrow Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     7.10 Construction of Agreement. This Escrow Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The recital to this Escrow Agreement shall be deemed to be a part of this Escrow Agreement. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Escrow Agreement, which shall be considered as a whole. Whenever required by the context hereof, the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and the neuter gender shall include the masculine and feminine genders.

     7.11 Fees. Oak agrees to pay or reimburse the Escrow Agent for reasonable legal fees incurred in connection with the preparation of this Escrow Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the attached fee schedule, which may be subject to change hereafter on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all reasonable expenses incurred in connection with the administration of this Escrow Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

     7.12 Succession. Any Stockholder Representative, or any successor to any of them hereafter appointed, may resign and shall be discharged of his duties. In case of such resignation, or the death or inability to act of any Stockholder Representative, a successor or successors shall be named by the remaining Stockholder Representatives or, if only one Stockholder Representative remains, by such Stockholder Representative. Each such successor Stockholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Stockholder Representatives, and the Stockholder Representatives as used herein shall be deemed to include such successor(s).

     7.13 Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire communication line failures, computer viruses, power failures, earthquakes or other disasters.

     7.14 Reproduction of Documents. This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and
(b) instructions, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.







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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of the date first hereinabove written.

STATE STREET BANK AND TRUST          OAK TECHNOLOGY, INC.
COMPANY



By:___________________________       By:___________________________

Its:_________________________        Its:__________________________



STOCKHOLDER REPRESENTATIVES:


____________________________          _____________________________
Daniel J. Allen                       Joseph L. Katz


____________________________          _____________________________
Adam Carley                           Vincent J. Spoto


____________________________
Anthony D. D'Amelio


Acknowledged and Agreed with respect
to the duties of the Exchange Agent
under Section 4 of the Escrow Agreement.

EXCHANGE AGENT

STATE STREET BANK AND TRUST COMPANY


By:_______________________________

Its:______________________________